                                                                    Exhibit 99.8


                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "AGREEMENT"), dated as of August __, 2002, is made between Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, Berkshire Investors LLC, a Massachusetts limited liability company (collectively, together with their permitted assignees, "BERKSHIRE") and Blum Strategic Partners II, L.P., a Delaware limited partnership ("BLUM").

         WHEREAS, Berkshire has entered into a promissory note (the "BERKSHIRE NOTES"), dated as of August __, 2002, with Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership ("SCHULTZ LIMITED") pursuant to which Berkshire has agreed to lend Schultz Limited an aggregate of $12,610,584.96, secured by 1,446,168 shares of common stock, no par value, (the "COMMON STOCK") of PRG-Schultz International, Inc., a Georgia corporation ("PRG") held by Schultz Limited and the Pledge Agreement associated thereunder (the "Pledge Agreement");

         WHEREAS, PRG has entered into an option agreement with Schultz Limited, dated as of August __, 2002, pursuant to which PRG has the right to purchase the Common Stock held by Schultz Limited and pledged to Berkshire pursuant to the Berkshire Notes (the "FIRST OPTION");

         WHEREAS, Blum has entered into a promissory note, dated as of August __, 2002, with Schultz Limited pursuant to which Blum has agreed to lend Schultz Limited an aggregate of $12,610,584.96, secured by 1,446,168 shares of Common Stock held by Schultz Limited (the "BLUM NOTE");

         WHEREAS, PRG has entered into an option agreement with Schultz Limited, dated as of August __, 2002, pursuant to which PRG has the right to purchase the Common Stock held by Schultz Limited and pledged to Blum pursuant to the Blum Note, with a limit equal to the shares purchased by PRG pursuant to the First Option (the "SECOND OPTION"); and

         WHEREAS, Berkshire desires to purchase and Blum desires to sell the Subject Shares (as defined below) subject to the terms and conditions provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I.

                                RIGHT TO PURCHASE

         1.1. NOTICE OF ACTIONS. For the purpose of making the calculations of Subject Shares and Purchase Price under Section 1.2, up and until the later of the Notice Date or the Closing (as defined below) and pursuant to the notice provisions of Section 2.3.: (i) promptly after each notice to Berkshire by Schultz Limited of the exercise (in whole or in part) of the First Option by PRG and the corresponding repayment of all or a portion of the Berkshire Notes by Schultz Limited in cash in return for the release of shares of Common Stock pledged by Shultz Limited pursuant to the Berkshire Notes, Berkshire will provide written notice ("BERKSHIRE NOTE REPAYMENT NOTICE") to Blum in the form of Exhibit A hereto of (a) the number of shares of Common Stock released to Schultz Limited in connection with a cash repayment ("BERKSHIRE

SHARES") and (b) the total payment of principal and interest made by Schultz Limited under the Berkshire Notes at the at the time of repayment and transfer of Common Stock (a "BERKSHIRE PAYMENT AMOUNT"), (ii) promptly after each notice to Blum by Schultz Limited of the exercise (in whole or in part) of the Second Option by PRG and the corresponding repayment of all or a portion of the Blum Note by Schultz Limited in cash in return for the release of shares of Common Stock pledged by Shultz Limited pursuant to the Blum Note, Blum will provide written notice to Berkshire in the form of Exhibit A hereto of (a) the number of shares of Common Stock released to Schultz Limited in connection with a cash repayment and (b) the total payment of principal and interest made by Schultz Limited under the Blum Note at the time of repayment and transfer of Common Stock and (iii) each of Blum and Berkshire agree to promptly provide copies of all documents relating to the repayment of the Blum Note and the Berkshire Notes to the other parties.

         1.2. EXERCISE; AMOUNT. Berkshire shall have the right to purchase from Blum (the "PURCHASE RIGHT"), such number of duly authorized, validly issued, fully paid and nonassessable shares of PRG Common Stock as is determined by multiplying (i) the excess, if any of (a) the number of shares of Common Stock transferred by Schultz Limited to Blum pursuant to the put/call under the Blum Note over (b) the number of shares of Common Stock transferred by Schultz Limited to Berkshire pursuant to the put/call under the Berkshire Notes, by (ii)
0.5 (the "SUBJECT SHARES"). The price per share to be paid by Berkshire for the Subject Shares upon the exercise of the Purchase Right shall be equal to (i) the sum of the Berkshire Payment Amounts set forth in all of the Berkshire Note Repayment Notices divided by (ii) the total number of Berkshire Shares set forth in all Berkshire Note Repayment Notices (the "PER SHARE PURCHASE PRICE").

The number of Subject Shares each Berkshire Fund may purchase and the Per Share Purchase Price will be subject to adjustment to account for any stock splits, stock dividends or reclassifications affecting PRG's Common Stock, which are effected or declared after the date hereof and prior to the Closing (as defined below). The amount of Subject Shares each Berkshire Fund may purchase shall not include any fractional shares and shall be rounded up to the nearest whole share of Common Stock.

         1.3. MANNER OF EXERCISE. Notice of the exercise of the Purchase Right may be made by Berkshire on any business day after the expiration of the Second Option and on or prior to 260 days (the "NOTICE DATE"), by written exercise notice to Blum in substantially the form attached as Exhibit B to this Agreement (or a reasonable facsimile thereof), duly executed by Berkshire.

         1.4. PAYMENT; DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise of the Purchase Right, and in any event within three (3) days thereafter, upon receipt of payment by wire transfer of immediately available funds to Blum in the amount obtained by multiplying (a) the number of Subject Shares elected to be purchased (the "PURCHASED SHARES") by
(b) the Per Share Purchase Price, Blum will deliver to Berkshire a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Purchased Shares to which Berkshire is entitled, free and clear of all Encumbrances, with duly executed stock transfer powers in the names designated by Berkshire (the "CLOSING"). At the Closing, Blum will deliver to Berkshire a written representation that the Purchased Shares so delivered are free and clear of any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any governmental authority, claim (including any claim as defined in the Internal Revenue Code of 1986, as amended), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, except for restrictions or transferability imposed by applicable Securities Laws or any Registration Rights and Lock-Up Agreement existing on the date hereof ("ENCUMBRANCES").

         1.5. TRANSACTION AGREEMENTS. Berkshire represents and warrants to Blum that the only agreements it has entered into with PRG, Schultz Limited or otherwise in connection with the transactions contemplated by this Agreement are: (i) a Stock Purchase Agreement, dated August 16, 2002, between Berkshire, Schultz Limited and certain other parties, (ii) a Registration Rights Agreement, dated the date hereof, between PRG and Berkshire, (iii) an Investor Rights Agreement, dated the date hereof, between PRG, Blum and Berkshire, (iv) the Berkshire Notes (v) a Subordination Agreement between PRG, Berkshire and Schultz Limited, (vi) the Pledge Agreement, (vii) this Agreement, (viii) a letter regarding execution of documents dated the date hereof between PRG and Berkshire, and (ix) a Management Rights Letter, dated the date hereof, between PRG and Berkshire. Blum represents and warrants to Berkshire that the only agreements it has entered into with PRG, Schultz Limited or otherwise in connection with the transactions contemplated by this Agreement are: (i) a Stock Purchase Agreement, dated August 16, 2002, between Blum, Schultz Limited and certain other parties, (ii) a Registration Rights Agreement, dated the date hereof, between PRG and Blum, (iii) an Investor Rights Agreement, dated the date hereof, between PRG, Blum and Berkshire, (iv) the Blum Note, (v) a Subordination Agreement between PRG, Blum and Schultz Limited, (vi) the Pledge Agreement,
(vii) this Agreement, (viii) a letter regarding execution of documents dated the date hereof between PRG and Blum, (ix) a Standstill Agreement, dated the date hereof, between PRG and Blum, (x) a Second Amendment to Shareholder Protection Rights Agreement, dated August 16, 2002, between PRG and Wachovia Bank, National Association f/k/a First Union National Bank, and (xi) a Management Rights Letter, dated the date hereof, between PRG and Blum.

                                  ARTICLE II.

                                 MISCELLANEOUS

         2.1. NO IMPAIRMENT; OTHER ACTIONS. The parties hereto will not avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the parties hereto against dilution or impairment.

         2.2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         2.3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  (a)      If to Berkshire, to:

                           Berkshire Partners LLC
                           One Boston Place
                           Boston, MA 02108-4401
                           Telephone: (617) 227-0050
                           Facsimile: (617) 227-6105
                           Attention: Ross M. Jones

         With a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA 02110
                           Telephone: (617) 951-7000
                           Facsimile: (617) 951-7050
                           Attention: David C. Chapin, Esq.
                                      Jane D. Goldstein, Esq.

                  (b)      If to Blum, to:

                           Blum Strategic Partners II, L.P.
                           909 Montgomery Street
                           Suite 400
                           San Francisco, California  94133
                           Telephone: (415) 434-1111
                           Facsimile: (415) 434-3130
                           Attention: Murray Indick

         With a copy to:

                           Simpson Thacher & Bartlett
                           3330 Hillview Avenue
                           Palo Alto, CA 94304
                           Telephone: (650) 251-5000
                           Facsimile: (650) 251-5002
                           Attention: Michael Nooney


         or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         2.4. EXPENSES. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

         2.5. SPECIFIC PERFORMANCE. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         2.6. DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         2.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         2.8. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         2.9. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

         2.10. ASSIGNMENT. No party hereto may assign its rights or obligations under this Agreement, provided that each Berkshire Fund may assign its rights to purchase Subject Shares hereunder to any one or more of its affiliates, and may assign and transfer any Purchased Shares so purchased to any one or more of such affiliates; PROVIDED, FURTHER that Blum may assign its rights to sell Subject Shares hereunder to any one of its affiliates, and may assign and transfer any Subject Shares to be purchased by Berkshire to any one or more of such affiliates.

         2.11. TERMINATION. Berkshire's Purchase Right under this Agreement will terminate upon the earlier of (i) the failure of Berkshire to exercise its Purchase Right by midnight on the Notice Date, (ii) the failure of PRG to exercise the First Option by the relevant exercise date, or (iii) the exercise, in their entirety, of the First Option and the Second Option by PRG, provided, that Sections 1.5 and Article II shall survive any such termination.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.



                                         BERKSHIRE FUND V, LIMITED PARTNERSHIP

                                         By: Fifth Berkshire Associates LLC
                                         its General Partner


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         BERKSHIRE INVESTORS LLC

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         BLUM STRATEGIC PARTNERS II, L.P.

                                         By: Blum Strategic GP II, L.L.C.,
                                         its General Partner


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                          FORM OF NOTE REPAYMENT NOTICE

To [_____]:

         The undersigned party (or permitted assignee) to the Purchase Agreement, dated August __, 2002 between Berkshire Fund V, Limited Partnership, Berkshire Investors LLC and Blum Strategic Partners II, L.P.(the "Agreement"), hereby provides this Note Repayment Notice to [_____] pursuant to Section 1.1 of the Agreement such that (i) the number of shares of Common Stock released to Schultz Limited in connection with a cash repayment on [______] of the Promissory Note issued by [___] is [____] shares and (ii) the total payment of principal and interest made by Schultz Limited under the Promissory Note issued by [___ ] at the at the time of repayment and transfer of Common Stock is $______ .

Dated: __________                           [Name Entity]



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT B

                                FORM OF EXERCISE


To Blum Strategic Partners II, L.P.:

         The undersigned party (or permitted assignee) to the Purchase Agreement, dated August __, 2002 between Berkshire Fund V, Limited Partnership, Berkshire Investors LLC and Blum Strategic Partners II, L.P., hereby irrevocably exercises its Purchase Right for _______ shares of PRG Common Stock and upon payment of $______ therefor, requests that the certificates for such shares be transferred in the name of, and delivered to ________, whose address is
_____________.

Dated: _______, 2003                        [Name of Berkshire Entity]



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title: